Supplemental Materials Lender Processing Services Third Quarter 2011 Exhibit 99.2

This presentation contains forward-looking statements that involve a number of risks and uncertainties.
Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters;
changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding
Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the
Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange
Commission.
Forward-Looking Statements

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting.  GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements.  In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “EBIT, as adjusted” (GAAP operating income adjusted for the impact of certain non-recurring adjustments, if applicable), “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), and “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of certain non-recurring charges, and to better understand our financial performance, competitive position and future prospects.  Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings.  A reconciliation of these non-GAAP measures to related GAAP measures is included in the 3Q11 earnings release.
Use of Non-GAAP Measures

• Revenues decreased 13.8% year-over-year primarily driven by a continued slow down in foreclosure and origination activity, partially offset by 3.1% growth in TD&A
• Adjusted EBIT margin of 16.9% in 3Q11 (vs. 23.5% in 3Q10 and
16.8% in 2Q11)
• Adjusted net earnings of $49 million
• Adjusted net earnings per diluted share of 59 cents
• Adjusted free cash flow of $77 million
• Successfully completed refinancing of senior credit facilities to improve financial flexibility, enhance liquidity and provide for attractive long-term cost of capital
• No share or public bond repurchases during the quarter
Third Quarter 2011 Key Statistics

Consolidated Earnings
($ in millions, except per share data)
3Q11 3Q10
% Growth
vs PY
Net Earnings 40.5 $      78.7 $      -48.6%
Less non-recurring charges, net of tax 6.5           -
Net Earnings, excluding non-recurring charges 46.9         78.7         -40.4%
Purchase Price Amortization, net of tax 2.5           3.5
Adjusted Net Earnings 49.4 $      82.2 $      -39.9%
Adjusted Net Earnings per Diluted Share 0.59 $      0.89 $      -33.7%
Note: columns may not total due to rounding.
Quarter ended

Segment Revenue
($ in millions)
3Q11
% Growth
vs PY
% Growth
vs PQ
Technology, Data and Analytics:
Mortgage Processing 106.4 $     3.9% 3.5%
Other TD&A 87.4 2.2% -0.8%
Total 193.7 3.1% 1.5%
Loan Transaction Services:
Loan Facilitation Services 141.1 -14.7% 24.5%
Default Services 199.1 -25.0% -5.4%
Total 340.2 -21.1% 5.1%
Corporate and Other (1.8) nm nm
Total Revenue 532.1 $     -13.8% 3.7%
Note: columns may not total due to rounding.

Segment EBIT
($ in millions)
$ Margin % % Var bps Var % Var bps Var
Technology, Data and Analytics 62.6 $          32.3% -8.3% (401) 6.4% 150
Loan Transaction Services 61.2 18.0% -36.7% (444) 3.9% (21)
Corporate and Other (34.0) nm nm nm nm nm
Total EBIT 89.8 $          16.9% -38.1% (664) 4.4% 11
EBIT excluding Corporate 123.8 $         23.2% -24.9% (347) 5.2% 31
Note: columns may not total due to rounding.
% Growth vs PQ 3Q11 % Growth vs PY

Free Cash Flow
($ in millions)
1Q11 2Q11 3Q11 YTD11
Net Earnings 55.9 $        21.4 $        40.5 $        117.7 $
Less cash related non-recurring charge, net of tax 4.2             5.2             2.1             11.5
Net earnings, as adjusted 60.1           26.6           42.6           129.2
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization 24.9           24.6           24.3           73.8
Other non-cash items 20.1           36.7           26.2           83.0
Working capital adjustments:
Net change in accounts receivable 33.7           19.7           10.9           64.3
Net change in other working capital items (14.2)         4.1             0.9             (9.2)
Net cash provided by operating activities 124.6         111.7         104.8         341.1
Capital expenditures (23.3)         (29.9)         (28.2)         (81.5)
Adjusted Net Free Cash Flow 101.3 $      81.8 $        76.6 $        259.6 $
Note: columns may not total due to rounding.

Guidance Update Revenue $510m - $520m Adjusted EPS $0.57 - $0.59 Adjusted Free Cash Flow $60m - $70m Q4 2011 Guidance 9